Exhibit 8.2

January 27, 2015

Appia, Inc.

320 Blackwell Street

Durham, North Carolina, 27701

Ladies and Gentlemen:

We have acted as counsel to Appia, Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of DTM Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of the Mandalay Digital Group, Inc. (“Parent”) with and into Company with Company surviving the Merger as a wholly-owned subsidiary of Parent. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of November 13, 2014 (the “Merger Agreement”). This opinion is being delivered in connection with the Registration Statement on Form S-4 (File No. 333-200695) (as amended through the date hereof, the “Registration Statement”) of Parent, including the proxy statement/prospectus (the “Proxy Statement/Prospectus”) forming a part thereof, relating to the transactions contemplated in the Merger Agreement. Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

For purposes of the opinion set forth below, we have reviewed and relied upon, without independent investigation thereof, the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations, warranties and covenants made by Parent and the Company in the Merger Agreement and in representation letters as of the date hereof and provided to us on the date hereof in connection with our preparation of this opinion, which statements, representations, warranties and covenants we have neither independently investigated nor verified. We have assumed that such statements, representations and warranties are, and always have been, true, correct and complete, that such statements, representations and warranties will be true, correct and complete as of the Effective Time of Merger, that no actions that are inconsistent with such statements, representations, warranties and covenants will be taken, and that all representations, statements and warranties qualified as to knowledge or belief or otherwise are and will be true, correct and complete as if made without such qualification. We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, this opinion is based on the assumption that (i) the Merger will be consummated in accordance with the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, (ii) the Merger will qualify as a merger under the applicable laws of Delaware, (iii) each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and (iv) the Merger Agreement is valid and binding in accordance with its terms.

Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. In particular, the failure of any of the aforementioned statements, representations, warranties, covenants, agreements or assumptions to be true as of the Effective Time of Merger could cause the opinion set forth below to be invalid. Similarly, any change in applicable law between the date hereof and the Effective Time of Merger could also cause the opinion set forth below to be invalid. No ruling has been or will be sought from the Internal Revenue Service by any party to the Merger Agreement as to the United States federal income tax consequences of any aspect of the Merger.

Based upon and subject to the assumptions and qualifications set forth herein, the discussion contained under the caption “Material U.S. Federal Income Tax Consequences,” represents our opinion with respect to the material U.S. federal income tax consequences of the Merger.

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We express no opinion herein other than the opinion expressly set forth above. No opinion is expressed as to the tax consequences of any transaction under foreign, state or local tax law. Our opinion is not binding on the IRS, and the IRS, or a court of law, may disagree with the opinion contained herein. No ruling has been or will be sought from the IRS by any party to the Merger Agreement as to the United States federal income tax consequences of any aspect of the Merger. The opinion set forth in this letter is based on relevant current provisions of the Code, and the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), all as of the date hereof and all of which are subject to change (possibly with retroactive effect). Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes in applicable law after the date hereof that may affect our opinion.

This opinion is rendered only to you, and is solely for your use in connection with the Parent’s filing of the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, and provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

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